                                                                    EXHIBIT 99.5

Contacts:     Peter Q. Repetti
              Chief Financial Officer
              301-984-5409

              Nate Wallace
              Manager, Investor Relations
              301-984-5059


FOR IMMEDIATE RELEASE

                   MANUGISTICS ANNOUNCES FIRST QUARTER RESULTS

         ROCKVILLE, MD., JUNE 9, 1998-- Manugistics Group, Inc. (Nasdaq: MANU) today reported quarterly revenues and earnings for the three months ended May 31, 1998.

         Total revenues increased 15% to $39.8 million in the first quarter from $34.5 million in the same quarter of the prior year. Software license revenues decreased 17% to $16.7 million in the first quarter from $20.1 million last year. The shortfall in revenues resulted in a net loss of $8.2 million, or $.32 per diluted share for the quarter, compared to net income of $2.0 million, or $.09 per diluted share in the same quarter of the prior year.

         "Coming on the heels of a banner fourth quarter and fiscal year, we are particularly disappointed with the first quarter results," said William M. Gibson, chairman and CEO of Manugistics. "It has become clear to us that two factors primarily contributed to these results. We did not achieve an appropriate balance between our longer-term initiatives and short-term sales execution, and we did not successfully manage the rapid growth of our sales organization. However, we have put in place clear action plans to effectively address these issues and regain momentum in this growing market."

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MANUGISTICS ANNOUNCES FIRST QUARTER RESULTS                             PAGE 2

         "Despite our performance this quarter, we remain confident in the continued growth of the supply chain management market, in the strength of our organization, in the superiority of our product offerings and in our continued ability to provide leadership in the supply chain management market," added Gibson.

         Key components of Manugistics' action plan to address its sales execution issues and financial performance through the rest of its fiscal year include:
* More intense management of the sales organization and its day-to-day activities. Joseph Broderick, executive vice president of client sales and services, is now focused more directly on the field sales organization. Broderick will concentrate his more than 20 years' experience on improving Manugistics' sales processes and execution.
* Increased focus on delivery of rapid results to clients through Manugistics' professional services group and consulting partner relationships. Keith Enstice, senior vice president, who previously reported to Broderick, is assigned to manage the professional services business on a global basis while continuing to manage Manugistics' relationships with strategic consulting partners, reporting to CEO William Gibson. Enstice helped develop the professional services organization and will bring valuable experience in leveraging Manugistics' consulting and implementation expertise as a competitive differentiator in sales cycles.
* Effectively executing the sales and marketing initiatives which have been developed over the past few months and rolled out over the past few weeks. These include Manugistics' vision of customer-centric supply chain optimization, which enables clients to achieve significant, bottom-line results in a short timeframe.

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MANUGISTICS ANNOUNCES FIRST QUARTER RESULTS                             PAGE 3

         "The issues that we are dealing with are manageable and well within our control. We have learned from our experience of the first quarter that we must not lose sight of the basics. We must and will focus more strongly on execution during the remainder of the year," continued Gibson.

         Headquartered in Rockville, Md., Manugistics Group, Inc. is the world's most recognized name in supply chain management and has the largest global client base of any supply chain provider. The company's solutions are used by more than 700 companies to improve the flow of product within and among companies from raw materials or parts through manufacturing to delivery of product to the end customer. Manugistics' solutions for customer-centric supply chain optimization uniquely allow its clients to create and optimize their supply chains around their customers and are quick to implement, adapt easily to change, and deliver rapid results. Its clients include leading companies such as Compaq, Harley-Davidson, Nike, Frito-Lay, Wal-Mart, DuPont, and Nortel.

FORWARD LOOKING STATEMENTS
         This press release contains forward looking statements that are subject to risks and uncertainties. There are a number of important factors that could affect the Company's performance. Demand for the Company's supply chain management software products and the Company's quarterly operating results could be affected by business conditions or the general economy in domestic and international markets, the timely availability and acceptance of the Company's products, technological change, the timing and results of the Company's longer-term initiatives, the response of prospective customers to announced or commercially available products or pricing, competitors' announcements and other marketing activities, acquisitions or marketing relationships, the length of the Company's sales cycles, or the Company's ability to integrate acquired operations and technologies rapidly and effectively. The Company's expense levels are based largely on its expectations of future revenues, and if revenues were to be below expectations, the Company's operating results would be and have been affected. The timing of releases of the Company's software products can be affected by client needs, marketplace demands, technological advances, and competitors' activities. The expansion of

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MANUGISTICS ANNOUNCES FIRST QUARTER RESULTS                             PAGE 4

the Company's operations into foreign markets, including the Asia/Pacific and South America regions, might be affected by general economic conditions in foreign countries, difficulties in staffing and managing international operations, changes in foreign currency exchange rates, and political and economic instability. For further information, please refer to the Company's Form 10-K for the year ended February 28, 1998, and other documents and reports filed with the Securities and Exchange Commission which are publicly available, copies of which may also be obtained by contacting the Company's Investor Relations department at 301-984-5409. The company assumes no obligation to update the information contained in this press release.


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MANUGISTICS ANNOUNCES FIRST QUARTER RESULTS                             PAGE 5

                    MANUGISTICS GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                     May 31,                 February 28,
                                                                                      1998                      1998
                                                                              -------------------        -------------------
                                                                                  (Unaudited)

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                       $  8,211                   $ 19,695
   Marketable securities                                                             57,078                     62,246
   Accounts receivable - net                                                         45,135                     58,217
   Other current assets                                                               5,872                      4,882
                                                                                   --------                   --------
           Total current assets                                                     116,296                    145,040

PROPERTY AND EQUIPMENT - NET                                                         24,674                     20,909

NONCURRENT ASSETS:
   Software development costs - net                                                  22,553                     22,100
   Intangibles and other assets - net                                                15,831                     16,529
   Deferred tax asset                                                                22,970                     17,923
                                                                                   ========                   ========
TOTAL                                                                              $202,324                   $222,501
                                                                                   ========                   ========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                                $  5,116                   $  8,830
   Accrued liabilities                                                               12,349                     22,571
   Deferred revenue                                                                  18,344                     17,974
   Income taxes payable                                                                   -                        655
                                                                                   --------                   --------
          Total current liabilities                                                  35,809                     50,030

LONG-TERM LIABILITIES                                                                   344                        392

STOCKHOLDERS' EQUITY                                                                166,171                    172,079
                                                                                   ========                   ========
TOTAL                                                                              $202,324                   $222,501
                                                                                   ========                   ========


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MANUGISTICS ANNOUNCES FIRST QUARTER RESULTS                             PAGE 6

                    MANUGISTICS GROUP, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     Three Months Ended
                                                                                           May 31,
                                                                               ----------------------------
                                                                                   1998            1997
                                                                               -----------      -----------
                                                                               (Unaudited)      (Unaudited)
REVENUES:
   Software products                                                            $ 16,738         $ 20,119
   Consulting, maintenance
       and other services                                                         23,096           14,340
                                                                                --------         --------
     Total revenues                                                               39,834           34,459
                                                                                --------         --------

OPERATING EXPENSES:
   Cost of software sold                                                           2,825            2,460
   Cost of consulting, maintenance
      and other services                                                          11,417            6,571
   Sales and marketing                                                            22,812           13,152
   Product development                                                            11,380            6,225
   General and administrative                                                      5,564            3,054
                                                                                --------         --------
     Total operating expenses                                                     53,998           31,462
                                                                                --------         --------

(LOSS) INCOME FROM OPERATIONS                                                    (14,164)           2,997

OTHER INCOME-NET                                                                   1,051              324
                                                                                --------         --------

NET (LOSS) INCOME BEFORE INCOME TAXES                                            (13,113)           3,321

(BENEFIT) PROVISION FOR INCOME TAXES                                              (4,867)           1,281
                                                                                --------         --------

NET (LOSS) INCOME                                                               $ (8,246)        $  2,040
                                                                                ========         ========


NET (LOSS) INCOME PER SHARE-BASIC AND DILUTED                                   ($  0.32)        $   0.09
                                                                                ========         ========

SHARES USED IN SHARE COMPUTATION
    BASIC                                                                         25,920           21,753
    DILUTED                                                                       25,920           23,297

                                      ###

Manugistics, the Manugistics logo, and working as one are registered trademarks of Manugistics, Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners. Additional information about Manugistics can be found at the company's site on the World Wide Web, at http://www.manugistics.com.